Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Historical					As of March 31, 2021
	Crescent Acquisition Corp.	LiveVox Holdings, Inc.	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current Assets:
Cash	$166	$14,171	$253,470	(a	)	$131,191
			25,000	(b	)
			75,000	(c	)
			(35,918)	(d	)
			(792)	(e	)
			(2,000)	(f	)
			(4,700)	(g	)
			(31,067)	(h	)
			(5,965)	(i	)
			(802)	(j	)
			(155,372)	(m	)
Restricted cash, current	—	—	—			—
Accounts receivable	—	14,610	—			14,610
Deferred sales commissions, current	—	1,554	—			1,554
Prepaid expenses and other current assets	177	3,414	—			3,591

Total Current Assets	343	33,749	116,854			150,946
Property and equipment, net	—	3,280	—			3,280
Goodwill	—	47,481	—			47,481
Intangible assets, net	—	23,539	—			23,539
Operating lease right-of-use assets	—	6,119	—			6,119
Deposits and other	—	4,173	(3,641)	(i	)	532
Deferred sales commissions, net of current	—	3,422	—			3,422
Cash and investments held in Trust Account	253,470	—	(253,470)	(a	)	—
Deferred tax asset	—	—	—			—
Restricted cash, net of current portion	—	100	—			100

Total Assets	$253,813	$121,863	$(140,257)			$235,419

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$752	$7,139	$(2,541)	(i	)	$4,598
			(752)	(j	)
			—
Accrued franchise and income taxes	50	—	(50)	(j	)	—
Accrued expenses	—	15,589	(800)	(d	)	12,220
			(28)	(g	)
			(2,541)	(i	)
Deferred revenue, current	—	975	—			975
Advance from related party	2,303	—	—			2,303
Current portion of term loan	—	1,800	—			1,800
Current portion of operating lease liabilities	—	1,669	—			1,669
Current portion of capital lease obligations	—	256	—			256

Total Current Liabilities	3,105	27,428	(6,712)			23,821

	Historical					As of March 31, 2021
	Crescent Acquisition Corp.	LiveVox Holdings, Inc.	Transaction Accounting Adjustments			Pro Forma Combined
Long Term Liabilities:
Warrant liability	29,315	—	1,808	(q	)	1,808
			(29,315)	(s	)
Forward Purchase Agreement liability	1,945	—	(1,945)	(q)		—
Line of Credit	—	4,672	(4,672)	(g	)	—
Term loan, net of current portion	—	53,920	—			53,920
Capital lease obligations, net of current portion	—	31	—			31
Operating lease liabilities, net of current portion	—	$4,985	—			4,985
Deferred tax liability, net	—	116	—			116
Other long-term liabilities	—	373	—			373
Deferred underwriting fee payable	8,750	—	(8,750)	(h	)	—
Deferred revenue, net of current	—	194	—			194

Total Liabilities	43,115	91,719	(49,586)			85,248
Redeemable Class A common stock	205,698	—	(205,698)	(k	)	—
Stockholders’ Equity:
Preferred stock	—	—	—			—
Class A common stock	—	—	—	(b	)	9
			1	(c	)
			—	(d	)
			2	(k	)
			6	(l	)
			(1)	(m	)
			1	(n	)
Class F common stock	1	—	(1)	(n	)	—
Additional paid-in capital	12,264	59,314	25,000	(b	)	251,254
			74,999	(c	)
			35,918	(d	)
			(2,000)	(f	)
			(4,339)	(i	)
			205,696	(k	)
			(6)	(l	)
			(155,371)	(m	)
			—	(n	)
			22,139	(o	)
			(51,721)	(p	)
			46	(r	)
			29,315	(s	)
Accumulated other comprehensive income (loss)	—	(167)	—			(167)
Retained earnings (accumulated deficit)	(7,265)	(29,003)	(71,035)	(d	)	(100,925)
			(792)	(e	)
			(186)	(i	)
			(22,317)	(h	)
			(22,139)	(o	)
			51,721	(p	)
			137	(q	)
			(46)	(r	)

Total Stockholders’ Equity	5,000	30,144	115,027			150,171

Total Liabilities & Stockholders’ Equity	$253,813	$121,863	$(140,257)			$235,419

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Historical					Three Months Ended March 31, 2021
	Crescent Acquisition Corp.	LiveVox Holdings, Inc.	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$27,945	$—			$27,945
Cost of revenue	—	11,180	—			11,180

Gross Profit	—	16,765	—			16,765
Operating Expenses:
Sales and marketing expense	—	8,908	—			8,908
General and administrative expense	547	4,880	(24)	(t	)	5,303
			(100)	(u	)
Research and development expense	—	6,180	—			6,180

Total Operating Expense	547	19,968	(124)			20,391

Income (Loss) from Operations	(547)	(3,203)	124			(3,626)
Change in fair value of the Warrant liability	(3,700)	—	125	(y	)	125
			3,700	(z	)
Change in the fair value of the Forward Purchase Agreement	(3,240)	—	3,240	(y	)	—
Interest income from Trust Account	(6)	—	6	(bb	)	—
Interest expense (income), net	—	944	(79)	(cc	)	865
Other expense (income), net	—	(7)	—			(7)

(Loss) income before income taxes	6,399	(4,140)	(6,868)			(4,609)
Provision for income taxes	1	35	(1,824)	(dd	)	(1,788)

Net (loss) income	$6,398	$(4,175)	$(5,044)			$(2,821)

Pro forma weighted average common shares outstanding — basic and diluted						90,676,281	(ee)
Pro forma net income (loss) per share — basic and diluted						$(0.03	) (ee)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Historical					Year Ended December 31, 2020
	Crescent Acquisition Corp. (restated)	LiveVox Holdings, Inc.	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$102,545	$—			$102,545
Cost of revenue	—	39,476	—			39,476

Gross Profit	—	63,069	—			63,069
Operating Expenses:
Sales and marketing expense	—	29,023	—			29,023
General and administrative expense	3,265	14,291	(120)	(t	)	88,938
			(511)	(u	)
			792	(v	)
			186	(w	)
			71,035	(x	)
Research and development expense	—	20,160	—			20,160

Total Operating Expense	3,265	63,474	71,382			138,121

Income (Loss) from Operations	(3,265)	(405)	(71,382)			(75,052)
Change in fair value of the Warrant liability	13,005	—	492	(y	)	492
			(13,005)	(z	)
Change in the fair value of the Forward Purchase Agreement	1,789	—	(1,789)	(y	)	—
Offering cost associated with Warrants recorded as liabilities	—	—	46	(aa	)	46
Interest income from Trust Account	(910)	—	910	(bb	)	—
Interest expense (income), net	—	3,890	(237)	(cc	)	3,653
Other expense (income), net	—	154	—			154

(Loss) income before income taxes	(17,149)	(4,449)	(57,799)			(79,397)
Provision for income taxes	137	196	(15,350)	(dd	)	(15,017)

Net (loss) income	$(17,286)	$(4,645)	$(42,449)			$(64,380)

Pro forma weighted average common shares outstanding — basic and diluted						90,676,281 (ee)
Pro forma net income (loss) per share — basic and diluted						$(0.71) (ee)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS COMBINATION

Pursuant to the Merger Agreement, the aggregate merger consideration paid to LiveVox Stockholders consisted of shares of newly-issued Class A Stock, equal to the Closing Number of Securities (as defined in the Merger Agreement) based on a price of $10.00 per share. The merger consideration paid to the stockholders of LiveVox was subject to adjustment based on LiveVox’s cash and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement. Additionally, to further enhance liquidity by increasing cash available to the combined company following the closing of the Business Combination, each of Crescent and LiveVox agreed that approximately $32 million of consideration that would have otherwise been payable as cash to funds affiliated with Golden Gate Capital pursuant to the definitive agreement relating to the Business Combination was paid in the form of common stock of the combined company valued at $10.00 per share, and the cash remained on the combined company’s balance sheet at the closing of the Business Combination.

In addition to the consideration paid at the closing of the Business Combination, LiveVox Stockholders are entitled to receive additional Earn Out Shares from Crescent up to an aggregate of 5,000,000 shares of Class A Stock if the price of Class A Stock trading on the Nasdaq Capital Market exceeds certain thresholds during the seven-year period following the closing of the Business Combination. As an incentive for LiveVox to enter into the Merger Agreement, Sponsor and certain of Crescent’s independent directors have placed 2,543,750 shares of the Class A Stock they held immediately following the closing of the Business Combination (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) in escrow to be released only if the price of Class A Stock trading on the Nasdaq Capital Market exceeds the same thresholds during the seven-year period following the closing of the Business Combination and will be forfeited if such thresholds are not achieved.

Crescent and Crescent Capital Group Holdings LP, an affiliate of the Sponsor, entered into, and simultaneously with entry into the Merger Agreement delivered to LiveVox, a Forward Purchase Agreement, whereby, among other things, Crescent acquired 2,500,000 shares of Class A Stock and 833,333 redeemable warrants of Crescent to purchase one share of Class A Stock for an aggregate purchase price of $25.0 million, in a private placement that closed immediately prior to the closing of the Business Combination. The securities issued pursuant to the Forward Purchase Agreement are subject to a lock-up period during which the transfer of such securities will be restricted.

Crescent also obtained PIPE Investment commitments from certain investors for a private placement of 7,500,000 shares of Class A Stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $75.0 million.

As an incentive for LiveVox to enter into the Merger Agreement, the Sponsor also agreed to the cancelation of (i) 7,000,000 Warrants acquired by the Sponsor pursuant to a private placement in connection with the initial public offering of the Company at a purchase price of $1.00 per warrant and (ii) 2,725,000 shares of Class F Stock held by the Sponsor, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination.

NOTE 2 — BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination was completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020, the beginning of the earliest period presented.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company would have achieved had the Companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the Company may achieve after the Business Combination. The unaudited pro forma condensed combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination was accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805”, in accordance with U.S. GAAP. Under this method of accounting, Crescent is treated as the “acquired” company for financial reporting purposes and LiveVox is treated as the accounting acquirer. The Business Combination has been treated as the equivalent of LiveVox issuing stock for the net assets of Crescent, accompanied by a recapitalization. The net assets of Crescent are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of LiveVox. LiveVox has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	LiveVox Stockholders have retained 75.7% of the Company’s voting rights;

•	The LiveVox management team comprises all key management positions of the Company; and

•	LiveVox Stockholders represent a majority of the Company’s Board of Directors.

Upon consummation of the Business Combination, the Company adopted LiveVox’s accounting policies. We have not identified any significant differences that have impacted the financial statements of the post-Business Combination Company.

There were no intercompany balances or transactions between the Companies as of the dates and for the periods of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between the Companies.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

In addition to the consideration transferred as discussed above, Crescent assumed LiveVox’s existing debt as of the Business Combination date, except for the amounts drawn on LiveVox’s line of credit (the “Line of Credit”) under its Credit Facility (as defined below), which was repaid concurrently with the consummation of the Business Combination.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION [NOTES SUBJECT TO CHANGE]

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(a)	Represents the reclassification of $253.5 million in cash and investments held in Crescent’s Trust Account to cash and cash equivalents to effectuate the Business Combination.

(b)	Represents $25.0 million in cash received by Crescent from the purchase of 2,500,000 shares of Class A Stock and 833,333 warrants by Crescent pursuant to the Forward Purchase Agreement.

(c)	Reflects the proceeds of $75.0 million from the issuance and sale of 7,500,000 shares of Class A Stock at $10.00 per share to PIPE Investors.

(d)

Reflects the $35.9 million of cash paid and 3,591,644 shares of Class A Stock issued under the LiveVox Bonus Plans as part of the Business Combination, which includes the settlement of $0.8 million recognized as accrued expense on the balance sheet as of March 31, 2021.

(e)	Represents $0.8 million of cash bonus paid to LiveVox executive as part of the Business Combination

(f)	Represents the $2.0 million cash consideration paid into escrow under the terms of the Merger Agreement.

(g)	Represents $4.7 million used to repay amounts borrowed by LiveVox under its Line of Credit under the terms of the Merger Agreement, including settlement of accrued interest.

(h)

Represents the payment of Crescent’s acquisition-related transaction costs of approximately $31.1 million incurred as part of the Business Combination. Crescent’s transaction costs include the payment of $8.8 million of underwriting costs incurred as part of Crescent’s IPO that were deferred and committed to be paid upon the consummation of a business combination.

(i)

Represents the payment of LiveVox’s acquisition-related transaction costs of approximately $6.0 million, $4.3 million of which is capitalized as part of the Business Combination. As of March 31, 2021, $3.6 million was capitalized as deferred offering costs and $5.1 million was accrued for as accounts payable and accrued expenses. The remaining transaction expenses of approximately $0.2 million are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(j)

Represents the payment of $0.1 million of the Company’s accrued franchise and income taxes and $0.7 million of the Company’s accrued professional services fees at the closing of the Business Combination.

(k)	Reflects the reclassification of $205.7 million of Class A common stock subject to possible redemption to permanent equity.

(l)

Represents the recapitalization of 1,000 shares of LiveVox common stock into 66,637,092 shares of Class A Stock. This excludes the 3,591,644 Class A Stock issued under the LiveVox Bonus Plans as described in Note (d).

(m)

Reflects the redemption of 15,321,467 shares for aggregate redemption payments of $155.4 million allocated to Class A Stock and additional paid-in capital at par value of $0.0001 per share and at a redemption price of $10.14 per share based on the fair value of the cash and investments held in the Trust Account as of March 31, 2021 of $253.5 million.

(n)

Reflects the cancellation of 2,725,000 shares of Class F Stock and the conversion of the remaining 3,525,000 million shares of Class F Stock into 3,325,000 shares of Class A Stock, 2,543,750 of which are placed into an escrow account pursuant to the terms of the Merger Agreement. The parties to the Share Escrow Agreement, agreed and the shareholders approved in a special meeting held on June 16, 2021 to reduce by 200,000 the number of shares of Class A Stock (as such stock will exist following its conversion from Class F Stock at the time of the Business Combination) that the Sponsor would otherwise place into escrow at the time of the Business Combination.

(o)	Reflects $22.1 million of compensation cost related to the Finders Agreement.

(p)

Represents the elimination of Crescent’s historical retained earnings balance, after recording Crescent’s acquisition-related transaction costs and compensation costs as noted in Note (h) and Note (o), respectively.

(q)

Reflects the elimination of the historical Forward Purchase Agreement liability offset by the fair value of the 833,333 Forward Purchase Warrants issued under the Forward Purchase Agreement dated January 13, 2021.

As the Forward Purchase Warrants have the same terms as the Private Placement Warrants so long as they are held by a Crescent Fund, they are reflected on the unaudited pro forma condensed combined balance sheet as derivative liabilities.

(r)

Represents the portion of LiveVox’s $4.3 million of capitalized offering costs related to the Forward Purchase Warrants which have been expensed in the unaudited pro forma condensed combined statement of operations.

(s)

Reflects the change in accounting treatment of the Public Warrants, representing the derecognition of the Crescent Public Warrant liabilities and the recognition of LiveVox Public Warrants in permanent equity, as well as cancelation of the Crescent Private Placement Warrants, after consummation of the Business Combination.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:

(t)	Represents the elimination of Crescent’s historical general and administrative expenses paid to an affiliate under the Administrative Support Agreement that terminated upon the Business Combination.

(u)

Represents the elimination of management fees and expense reimbursements to GGC Administration, L.P. under an advisory agreement between LiveVox and GGC Administration, L.P., which terminated upon the Business Combination.

(v)

Represents $0.8 million of cash bonus paid to LiveVox executive as part of the Business Combination as described in Note (e). The cash bonus is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(w)

Reflects the total transaction costs to be expensed for LiveVox in the statement of operations for the year ended December 31, 2020 as described in Note (i) above. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(x)

Represents the one-time expense of $35.1 million related to the cash paid under the LiveVox Bonus Plans and an additional $35.9 million related to equity issued under the LiveVox Bonus Plans as part of the Business Combination as described in Note (d). The remaining expense of $0.8 million was recognized in the historical income statement of LiveVox.

(y)

Reflects the (1) elimination of the historical change in the fair value of Forward Purchase Agreement liability and (2) includes the change in fair value of the 833,333 Forward Purchase Warrants issued under the Forward Purchase Agreement dated January 13, 2021 as described in Note (q) above.

(z)	Reflects the derecognition of the changes in fair value of the Crescent Public and Private Placement Warrant liabilities as described in Note (s).

(aa)

Reflects expense in the statement of operations related to the reclassification of issuance costs as described in Note (r) above. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(bb)	Represents the elimination of historical interest income recognized on the cash and investments held within Crescent’s Trust Account.

(cc)	Represents the elimination of historical interest expense recognized by LiveVox on amounts drawn under the Line of Credit, net of unused fees, that was repaid as described in Note (g).

(dd)

Represents the impact of the Business Combination on the provision for income taxes, which was estimated using Crescent’s federal and state blended statutory tax rate of 26.6% for the three months ended March 31, 2021 and for the year ended December 31, 2020.

(ee)

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020, the beginning of the earliest period presented. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2021 and year ended December 31, 2020:

	31-Mar-21	31-Dec-20
Pro forma net income (loss)	$(2,821)	$(64,380)
Weighted average number of shares of Class A Stock — basic and diluted	90,676,281	90,676,281
Net income (loss) per share of Class A Stock — basic and diluted (1)	$(0.03)	$(0.71)
Weighted average number of shares of Class A Stock — basic and diluted
the Company’s public stockholders	9,666,295	9,666,295
Holders of the Company’s founder shares (2)	781,250	781,250
Forward Purchase	2,500,000	2,500,000
PIPE Investors	7,500,000	7,500,000
LiveVox Holdings, Inc. (3)	70,228,736	70,228,736

	90,676,281	90,676,281

(1)

For the purpose of calculating diluted loss per share, it was assumed that all outstanding warrants of the Company sold in the IPO and the Forward Purchase Warrants are exchanged for Class A Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)

The pro forma basic and diluted shares of the holders of the Company’s founder shares exclude 2,543,750 Lock-Up Shares that were placed into escrow at the closing of the Business Combination. The Company has deemed that these Lock-Up Shares are not participating securities, as the holder does not have the nonforfeitable right to participate in the distribution of earnings with the common shareholders if the earnout share price thresholds are not achieved.

(3)

The pro forma basic and diluted shares of LiveVox Holdings, Inc. include 3,591,644 shares to be issued under the LiveVox Bonus Plans and exclude 5,000,000 Earn-Out Shares that will be placed into escrow at the closing of the Business Combination. The Company has deemed that these Earn-Out Shares are not participating securities, as the holder does not have the nonforfeitable right to participate in the distribution of earnings with the common shareholders if the earnout considerations are not satisfied.